DGSE ANNOUNCES FILING OF PLAN WITH NYSE AMEX TO REGAIN COMPLIANCE WITH LISTING STANDARDS

DALLAS, May 1, 2012 (BUSINESS WIRE) —

In connection with the information announced on April 16, 2012, DGSE Companies, Inc. announced today that it has submitted to NYSE Amex LLC its plan to regain compliance with the listing standards of Section 134 and 1101 of the Exchange’s Company Guide.

About DGSE Companies, Inc.

DGSE Companies, Inc. wholesales and retails jewelry, diamonds, fine watches, and precious metal bullion and rare coin products through its Bullion Express, Charleston Gold & Diamond Exchange, Dallas Gold & Silver Exchange, Southern Bullion Coin & Jewelry and Superior Gold & Diamond Exchange operations. DGSE also owns Fairchild International, Inc., one of the largest vintage watch wholesalers in the country. In addition to its retail facilities in Alabama, California, Florida, Georgia, Illinois, North Carolina, South Carolina, Tennessee and Texas, the Company operates internet websites which can be accessed at www.bullionexpress.com, www.dgse.com, www.cgdeinc.com, www.sbcoin.com and www.sgde.com. Real-time price quotations and real-time order execution in precious metals are provided on another DGSE website at www.USBullionExchange.com. Wholesale customers can access the full vintage watch inventory through the restricted site at www.FairchildWatches.com.

The Company is headquartered in Dallas, Texas and its common stock trades on NYSE Amex Exchange under the symbol "DGSE."

Contact:

DGSE Companies, Inc.

William H. Oyster, 972-484-3662

Chairman and C.E.O.